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                    ADVISORY AGREEMENT

              FIDUCIARY MANAGEMENT ASSOCIATES
                1345 Avenue of the Americas
                 New York, New York 10105

                                            July 22, 1992


Alliance Capital Management
L.P. 1345 Avenue of the Americas
New York, New York 10105

Dear Sirs:

         We herewith confirm our agreement with you as follows:

         1.   We are an open-end, diversified management

investment company registered under the Investment Company

Act of 1940 (the "Act"). We are currently authorized to

issue three classes of shares and our Trustees are

authorized to reclassify and issue any unissued shares to

any number of additional classes or series (Portfolios) each having its own investment objective, policies and

restrictions, all as more fully described in the Prospectus

and the Statement of Additional Information constituting

parts of the Registration Statement filed on our behalf

under the Securities Act of 1933 and the Act. We are engaged in the business of investing and reinvesting our assets in

securities of the type and in accordance with the

limitations specified in our Agreement and Declaration of

Trust, By-Laws, Registration Statement filed with the

Securities and Exchange Commission under the Securities Act




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of 1933 and the Act, and any representations made in our

Prospectus and Statement of Additional Information, all in

such manner and to such extent as may from time to time be

authorized by our Trustees. We enclose copies of the

documents listed above and will from time to time furnish

you with any amendments thereof.

         2.   (a) We hereby employ you to manage the

investment and reinvestment of the assets in each of our

Portfolios as above specified, and, without limiting the

generality of the foregoing, to provide management and other services specified below.

         (b)  You will make decisions with respect to all

purchases and sales of securities in each of our Portfolios.

To carry out such decisions, you are hereby authorized, as

our agent and attorney-in-fact, for our account and at our

risk and in our name, to place orders for the investment and reinvestment of our assets. In all purchases, sales and

other transactions in securities in each of our Portfolios

you are authorized to exercise full discretion and act for

us in the same manner and with the same force and effect as

we might or could do with respect to such purchases, sales

or other transactions, as well as with respect to all other

things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions.






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         (c)  You will report to our Trustees at each

meeting thereof all changes in each Portfolio since the

prior report, and will also keep us in touch with important

developments affecting any Portfolio and on your own

initiative will furnish us from time to time with such

information as you may believe appropriate for this purpose,

whether concerning the individual companies whose securities are included in our Portfolios, the industries in which they invest, or the condition's prevailing in the economy

generally.

         You will also furnish us with such statistical and

analytical information with respect to securities in each of our Portfolios as you may believe appropriate or as we

reasonably may request. In making such purchases and sales

of securities, you will bear in mind the policies set from

time to time by our Trustees as   well as the limitations

imposed by our Agreement and Declaration    of Trust and in

our Registration Statement under the Act and the Securities

Act of 1933, the limitations in the Act and of the Internal

Revenue Code in respect of regulated investment companies

and the investment objective, policies and restrictions of

each of our Portfolios.

         (d) It is understood that you will from time to

time employ or associate with yourselves such persons as you believe to be particularly fitted to assist you in the




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execution of your duties hereunder, the cost of performance of such duties to be borne and paid by you. No obligation

may be incurred on our behalf in any such respect. During

the continuance of this agreement at our request you will

provide to us persons satisfactory to our Trustees to serve

as our officers. You or your affiliates will also provide

persons, who may be our officers, to render such clerical,

accounting and other services to us as, we may from time to

time request of you. Such personnel may be employees of you

or your affiliates. We will pay to you or your affiliates

the cost of such personnel for rendering such services to us at such rates as shall from time to time be agreed upon

between us, provided that all time devoted to the investment or reinvestment of securities in each of our Portfolios

shall be for your account. Nothing contained herein shall be construed to restrict our right to hire our own employees or to contract for services to be performed by third parties.

Furthermore, you or your affiliates (other than us) shall

furnish us without charge with such,management supervision

and assistance and such office facilities as you may believe appropriate or as we may reasonably request subject to the

requirements of any regulatory authority to which you may be subject.  You or your affiliates (other than us) shall also

be responsible for the payment of any expenses incurred in

promoting the sale of our shares (other than the portion of




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the promotional expenses to be borne by us in accordance

with an effective plan pursuant to Rule 12b-1 under the Act

and the costs of printing our prospectuses and other reports to shareholders and fees related to registration with the

Securities and Exchange commission and with state regulatory authorities).

         3.   It is further agreed that you will pay us on

the first business day of October in each year the amount,

if any, by which the net expenses of each Portfolio (except

interest, taxes, brokerage, distribution service fees paid

in accordance with an effective plan pursuant to Rule 12b-1

under the Act and extraordinary expenses, all to the extent

permitted by applicable state law and regulation)

(collectively "Excludable Expenses") incurred by us exceeded for the prior fiscal year the limits applicable to such

Portfolio under the laws or regulations of any state in

which our shares are qualified for sale.  We hereby confirm

that, subject to the foregoing, we shall be responsible and

hereby assume the obligation for payment of all our other

expenses, including: (a) payment of the fee payable to you

under paragraph 5 hereof; (b) custody, transfer and dividend disbursing expenses; (c) fees of trustees who are not your

affiliated persons; (d) legal and auditing expenses; (e)

clerical, accounting and other office costs; (f) the cost of personnel providing services to us, as provided in




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subparagraph (d) of paragraph 2 above; (g) costs of printing our prospectuses and shareholder reports; (h) cost of

maintenance of our existence as a trust; (i) interest

charges, taxes, brokerage fees and commissions; (j) costs of stationery and supplies; (k) expenses and fees related to

registration and filing with the Securities and Exchange

Commission and with state regulatory authorities; and (1)

such promotional expenses as may be contemplated by an

effective plan pursuant to Rule 12b-1 under the Act

provided, however, that our payment of such promotional

expenses shall be in the amounts, and in accordance with the procedures, set forth in such plan.

         4.   We shall expect of you, and you will give us

the benefit of, your best judgment and efforts in rendering

these services to us, and we agree as an inducement to your

undertaking these services that you shall not be liable

hereunder for any mistake of judgment or in any event

whatsoever, except for lack of good faith, provided that

nothing herein shall be deemed to protect, or purport to

protect, you against any liability to us or to our security

holders to which you would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the

performance of your duties hereunder, or by reason of your

reckless disregard of your obligations and duties hereunder.






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         5.   (a) In consideration of the foregoing we shall

pay you a fee which, with respect to our Growth Portfolio

and South Africa-Free International Portfolio, will be

payable for the preceding quarter on the first business day

of October, January, April and July, in an amount equal to

the Applicable Percentage, as specified below, of the value

of the net assets of each such Portfolio at the close of

business on the last business day immediately preceding such payment date; provided, however, that for the portion of any quarter if this agreement becomes effective after the

beginning of such quarter or terminates prior to the end of

such quarter, such compensation shall be prorated according

to the proportion which such portion of a quarter bears to a full quarter. The Applicable Percentage shall be (i) for our

Growth Portfolio, .1875 of 1% and (ii) for our South Africa-

Free International Portfolio, .1750 of 1%.

         (b)  With respect to our Short-Term Global Income

Portfolio, Short Duration Mortgage Portfolio and Short

Duration Government Portfolio, such fee shall be at an

annual rate equal to .45 of 1% of the average daily value of the net assets of each such Portfolio. Such payments shall

be accrued by us daily and shall be payable in arrears on

the last day of each calendar month for services performed

hereunder during such month.






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         (c)  Your reimbursement, if any, of our expenses

pursuant to paragraph 3 hereof will be annualized on a daily

(monthly in the case of the Growth Portfolio and South

Africa-Free Portfolio) basis. Payment of the advisory fee

pursuant to paragraph 5 will be reduced or postponed, if

necessary, with any adjustment made after the end of the

year.

         6. This agreement shall become effective on the

date hereof and shall remain in effect until September 30,

1992 and thereafter for successive twelve-month periods

(computed from each October 1) with respect to each such

Portfolio, provided that such continuance is specifically

approved at least annually by our Trustees or by majority

vote of the holders of the outstanding voting securities (as defined in the Act) of such Portfolio, and, in either case,

by a majority of our Trustees who are not parties to this

agreement or interested persons, as defined in the Act, of

any such party (other than as trustees of our Trust);

provided further, however, that if the continuation of this

agreement is not approved as to a Portfolio, you may

continue to render to such Portfolio the services described

herein in the manner and to the extent permitted by the Act

and the rules and regulations thereunder. Upon the

effectiveness of this agreement, it shall supersede all

previous agreements between us covering the subject matter




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hereof. This agreement may be terminated with respect to any

Portfolio at any time, without the payment of any penalty,

by vote of a majority of the outstanding voting securities

(as so defined) of such Portfolio, or by a vote of a

majority of our Trustees on sixty days' written notice to

you, or by you with respect to any Portfolio on sixty days'

written notice to us.

         7.   This agreement may not be transferred,

assigned, sold or in any manner hypothecated or pledged by

you and this agreement shall terminate automatically in the

event of any such transfer, assignment, sale, hypothecation

or pledge by you. The terms "transfer", "assignment" and

"sale" as used in this paragraph shall have the meanings

ascribed thereto by governing law and any interpretation

thereof contained in rules or regulations promulgated by the

Securities and Exchange Commission thereunder.

         8.   (a) Except to the extent necessary to perform

your obligations hereunder, nothing herein shall be deemed

to limit or restrict your right, or the right of any of your employees or any of the Directors of Alliance Capital

Management Corporation, general partner, who may also be a

trustee, officer or employee of ours, or persons otherwise

affiliated with us (within the meaning of the Act) to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether




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of a similar or dissimilar nature, or to render services of any kind to any other trust, corporation, firm, individual

or association.

         (b)  You will notify us of any change in the

general partners of your partnership within a reasonable

time after such change.

         9.   Notice is hereby given that this agreement is

entered into on our behalf by an officer of our Trust in his capacity as an officer and not individually and that the

obligations of, or arising out of, this agreement are not

binding upon any of our Trustees, officers, employees or

agents individually but are binding only upon the assets and property of our Trust.




























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         If the foregoing is in accordance with your

understanding, will you kindly so indicate by signing and

returning to us the enclosed copy hereof.



                        Very truly yours,


                        FIDUCIARY MANAGEMENT ASSOCIATES


                             /s/ Paul H. Jenkel
                        By_________________________
                             Paul H. Jenkel
                             Executive Vice President

Accepted: As of July 22, 1992

Alliance Capital Management L.P.
By Alliance Capital Management Corporation, its general partner


    /s/ John D. Carifa
By________________________
    John D. Carifa
    Executive Vice President























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